EXHIBIT 16

January 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 26, 2004, of CytRx Corporation and are in agreement with the statements contained therein.


Very truly yours,

/s/ Ernst & Young LLP
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Ernst & Young LLP